SHAREHOLDER MEETING (Unaudited)

On October 31, 2000, a shareholder meeting was held at which the following items and proposals were approved, as described in the Fund's proxy statement for that meeting. The following is a report of the votes cast:


                                                                                WITHHELD/
NOMINEE/PROPOSAL                                     FOR                        ABSTAIN                   TOTAL

         William L. Armstrong                        72,070,326                 1,797,622                 73,867,948
         Robert G. Avis                              72,034,782                 1,833,166                 73,867,948
         George C. Bowen                             72,160,281                 1,707,667                 73,867,948
         Edward L. Cameron                           72,109,476                 1,758,472                 73,867,948
         Jon S. Fossel                               72,111,179                 1,756,769                 73,867,948
         Sam Freedman                                72,084,251                 1,783,697                 73,867,948
         Raymond J. Kalinowski                       71,968,329                 1,899,619                 73,867,948
         C. Howard Kast                              71,929,125                 1,938,823                 73,867,948
         Robert M. Kirchner                          71,901,251                 1,966,697                 73,867,948
         Bridget A. Macaskill                        72,073,031                 1,794,917                 73,867,948
         F. William Marshall                         72,099,520                 1,768,428                 73,867,948
         James C. Swain                              72,066,363                 1,801,585                 73,867,948



FOR               AGAINST                   ABSTAIN                    TOTAL

2. Ratification of the selection of Deloitte & Touche LLP as independent auditors for the Fund for the fiscal year beginning July 1, 2000 (Proposal
No. 2):

69,647,275          944,222                 3,276,451                 73,867,948

                                            WITHHELD/                  BROKER
FOR               AGAINST                   ABSTAIN                    NON-VOTES                  TOTAL
---               -------                   -------                    --------                  -----

3(a). Approval to eliminate the Fund's fundamental policy on investing in unseasoned issuers. (Proposal No. 3a):

52,861,793        7,326,705                 4,714,866                  8,964,584                 73,867,948

3(b). Approval to eliminate the Fund's fundamental policy on investing in a company for the purpose of acquiring control. (Proposal No. 3b):

53,743,053        6,682,303                 4,478,008                  8,964,584                 73,867,948

3(c). Approval to eliminate the Fund's fundamental policy on purchasing securities of issuers in which officers or trustees have an interest.
(Proposal No. 3c):

51,564,852        8,910,463                 4,428,049                  8,964,584                 73,867,948

3(d). Approval to eliminate the Fund's fundamental policy on purchasing securities on margin and engaging in short sales. (Proposal No. 3d):

51,674,021        8,610,587                 4,618,756                  8,964,584                 73,867,948

3(e). Approval to eliminate the Fund's fundamental policy on investing in mineral-related programs or leases. (Proposal No. 3e):

54,572,689        5,467,302                 4,863,373                  8,964,584                 73,867,948

3(f). Approval to eliminate the Fund's fundamental policy on investing in other investment companies. (Proposal No. 3f):

54,658,146        5,663,504                 4,581,714                  8,964,584                 73,867,948

3(g). Approval to eliminate the Fund's fundamental policy on investing in warrants and rights. (Proposal No. 3g):

53,156,399        5,930,441                 5,816,524                  8,964,584                 73,867,948


4. Approval of changes to four of the Fund's fundamental investment restrictions to permit the Fund to participate in an inter-fund lending arrangement (Proposal No. 4):

53,019,099        6,618,372                 5,265,893                  8,964,584                 73,867,948

5.  Approval to authorize the Trustees to adopt an Amended and Restated
Declaration of Trust (Proposal No. 5):

54,517,092        4,692,902                 5,693,370                  8,964,584                 73,867,948

6.  Approval to new Class B 12b-1 Distribution and Service Plan and Agreement
(Proposal No. 6):

15,164,928        944,473                   1,632,353                  3,455,545                 21,197,299

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